Exhibit 99.1

Aerkomm Inc. to Supply Hong Kong Airlines with In-Flight Connectivity

FREMONT, Calif., February 4, 2020 -- Aerkomm Inc. (“Aerkomm” or “the Company”) (Euronext Paris: AKOM; OTCQX: AKOM), a development stage service provider of In-Flight Entertainment and Connectivity solutions for the airline industry, today announced that its wholly owned subsidiary, Aircom Pacific, Inc. (“Aircom”) has signed an agreement with Hong Kong Airlines Ltd (“Hong Kong Airlines”) to provide Hong Kong Airlines with both its AirCinema and AERKOMM K++ In-Flight Entertainment and Connectivity (“IFEC”) solutions.

Under the terms of the agreement, Aircom shall provide to Hong Kong Airlines its Ka-band AERKOMM K++ IFEC system for installation on its fleet of 12 Airbus A320 and 5 Airbus A330-300 aircraft as well as the AERKOMM AirCinema system for the Airbus A320 aircraft.

The AERKOMM AirCinema system, which Aircom is designing and implementing specifically for Hong Kong Airlines, will introduce free high speed internet access to the seat back screens of Hong Kong Airlines’ Airbus A320 aircraft, connected via the Ka-band AERKOMM K++ IFEC system. Instead of the traditionally preloaded and fixed selection of in-flight entertainment, passengers will have access to high-speed internet steaming services for videos, music, live TV and social media. Aircom and Hong Kong Airlines will work closely together to develop the AERKOMM AirCinema system, thus making Hong Kong Airlnes the launch customer for this innovative solution.

The AERKOMM K++ IFEC system will also provide passengers of Hong Kong Airlines with an “at home” network experience by giving free access to on-board WiFi internet connectivity to all passenger personal devices, including laptops, mobile phones and tablets. The AERKOMM K++ system will be ready future-proof and compatible with the next generation of satellite technologies. This system will also provide passengers of Hong Kong Airlines with access to e-commerce amenities such as In-Flight shopping and travel services. Details and terms about the services to be provided via the AERKOMM K++ system are being actively discussed by Aircom and Hong Kong Airlines and will be set forth in one or more service level agreements to be entered into by the parties.

Mr. Jeffrey Wun, CEO of Aerkomm, commented, “This agreement marks the next step in our partnership with Hong Kong Airlines, who will be the launch customer of our AERKOMM K++ IFEC sytem. In addition, this agreement, as the first application of our technology to a commercial passenger fleet, is a milestone in the commercialization of our AERKOMM K++ IFEC system. We look forward to furthering our partnership with Hong Kong Airlines to implement our industry-leading technology.”

About Aerkomm Inc.

Aerkomm Inc. (Euronext Paris: AKOM; OTCQX: AKOM), operating through its wholly owned subsidiary, Aircom Pacific, Inc., is a development stage service provider of in-flight entertainment and connectivity solutions for the airline industry. The Company strives to become a leading provider of a wide range of in-flight broadband entertainment and connectivity services, including Wi-Fi connectivity, cellular networks, movies, gaming, live television, and music. Aerkomm aims to reshape the market for in-flight entertainment and connectivity services by offering on-board connectivity to its airline partners and passengers for free, generating revenue through advertising and on-board transactions.

More information about Aerkomm is available at www.aerkomm.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our periodic filings with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, as well as in our Registration Statement on Form S-1 Post-Effective Amendment No. 3 filed with the SEC (SEC File No. 333-222208) on May 17, 2019. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Rose Zu

ICR Inc.

Rose.Zu@icrinc.com

+1 (646) 277-1287